Exhibit 99.1

Cerner Reports First Quarter 2015 Results

KANSAS CITY, Mo. - May 7, 2015 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2015 first quarter that ended April 4, 2015.

Bookings in the first quarter of 2015 were $1.20 billion, an all-time high and an increase of 32 percent compared to $910.2 million in first quarter 2014.

First quarter revenue was $996.1 million, an increase of 27 percent compared to $784.8 million in the year-ago period. Revenue was below guidance provided by the Company due to a combination of lower than expected revenue from the recently closed acquisition of Siemens Health Services (Health Services) and lower revenue in our existing business. However, the lower revenue did not have a material impact on profitability, and Cerner’s adjusted earnings were in-line with guidance.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2015 net earnings were $110.9 million and diluted earnings per share were $0.32. First quarter 2014 GAAP net earnings were $119.5 million and diluted earnings per share were $0.34.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for first quarter 2015 were $157.1 million, compared to $129.1 million of adjusted net earnings in the first quarter of 2014. Adjusted diluted earnings per share were $0.45 in the first quarter of 2015, an increase of 22 percent compared to $0.37 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for first quarter 2015 adjusted diluted earnings per share was $0.45.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

First quarter 2015 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced first quarter 2015 net earnings and diluted earnings per share by $10.9 million and $0.03, respectively. Adjusted net earnings and diluted earnings per share also reflect adjustments related to Cerner’s acquisition of Health Services, including: amortization of intangibles, which reduced net earnings and diluted earnings per share by $10.0 million and $0.03, respectively; a deferred revenue adjustment, which reduced net earnings and diluted earnings per share by $8.3 million and $0.02, respectively; and other acquisition-related adjustments, which reduced net earnings and diluted earnings per share by $16.9 million and $0.05, respectively.

Other 2015 First Quarter Highlights:

▪	First quarter cash collections of $981.2 million and operating cash flow of $214.2 million.

▪
First quarter free cash flow of $68.9 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	First quarter days sales outstanding of 79 days, which is up from 66 days in the year-ago quarter.

▪	Total backlog of $13.0 billion, up 41 percent over the year-ago quarter.

“Cerner’s first quarter results represent a solid start to the year,” said Neal Patterson, Cerner chairman, CEO and co-founder. “With the exception of lower than expected revenue, all of our results were at or above expected levels, with bookings being particularly strong and representing an all-time high. The record bookings reflect great success at attaining new clients, both domestically and around the world, and position us for a good year.”

Future Period Guidance

Cerner currently expects:

▪	Second quarter 2015 revenue between $1.175 billion and $1.225 billion.

▪	Full year 2015 revenue between $4.65 billion and $4.8 billion, as compared to a prior range of $4.8 billion to $5.0 billion.

▪	Second quarter 2015 adjusted diluted earnings per share before share based compensation expense and acquisition related adjustments between $0.51 and $0.52.

▪	Full year 2015 adjusted diluted earnings per share before share based compensation expense and acquisition-related adjustments between $2.07 and $2.15, as compared to a prior range of $2.05 to $2.15.

▪	Second quarter 2015 new business bookings between $1.2 billion and $1.3 billion.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 to $0.04 in the second quarter of 2015 and between $0.14 and $0.16 for the year.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on May 7. The dial-in number for the conference call is (857)-244-7326; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 7:30 p.m. CT, May 7 through 11:59 p.m. CT, May 10. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 92323471.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information, and systems, at more than 18,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. On February 2, 2015, Cerner Corporation acquired substantially all of the assets, and assumed certain liabilities, of the Siemens Health Services business from Siemens AG. Nasdaq: CERN. For more information about Cerner, visit www.cerner.com, read our blog at www.cerner.com/blog, connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “position”, “guidance”, “future”, “expects”, or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; material adverse resolution of legal proceedings; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof, such as difficulties and operational and financial risks associated with integrating Cerner and the Siemens Health Services business acquired from Siemens AG (the “Acquisition”); the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; incurring significant additional expenses relating to the integration of the Health Services business into Cerner; compliance with restrictive covenants in our debt agreements, which may restrict our flexibility to operate our business; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; risks related to disruption of management time from ongoing business operations due to the integration of the business acquired in the Acquisition; failure to realize the synergies and other benefits expected from the Acquisition; risk that the assets and business acquired may not continue to be commercially successful; the effect of the Acquisition on the ability of Cerner to retain customers and retain and hire key personnel and maintain relationships with key suppliers; unexpected costs, charges or expenses resulting from the Acquisition; and litigation or claims relating to the Acquisition or the acquired assets and business. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended April 4, 2015 and March 29, 2014
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2015 (1)	2014 (1)

Revenues
System sales	$259,569	$206,687
Support, maintenance and services	718,370	557,429
Reimbursed travel	18,150	20,645
Total revenues	996,089	784,761

Margin
System sales	168,070	141,574
Support, maintenance and services	659,359	514,088
Total margin	827,429	655,662

Operating expenses
Sales and client service	420,182	330,901
Software development	127,271	91,545
General and administrative	113,064	55,213
Total operating expenses	660,517	477,659

Operating earnings	166,912	178,003

Other income, net	208	2,990

Earnings before income taxes	167,120	180,993
Income taxes	(56,186)	(61,467)
Net earnings	$110,934	$119,526

Basic earnings per share	$0.32	$0.35

Basic weighted average shares outstanding	343,216	343,701

Diluted earnings per share	$0.32	$0.34

Diluted weighted average shares outstanding	351,659	352,230

Note 1: Operating expenses for the three months ended April 4, 2015 and March 29, 2014 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended
	2015	2014

Sales and client service	$8,540	$7,218
Software development	2,954	3,085
General and administrative	4,963	4,465
Total share-based compensation	16,457	14,768
Amount of related income tax benefit	(5,533)	(5,184)
Net impact on net earnings	$10,924	$9,584

Decrease to diluted earnings per share	$0.03	$0.03

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three months ended April 4, 2015 and March 29, 2014
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended
	2015	2014

Net Earnings
Net earnings (GAAP)	$110,934	$119,526
Share-based compensation expense, net of tax	10,924	9,584
Acquisition-related amortization, net of tax[2]	10,035	—
Acquisition-related deferred revenue adjustment, net of tax[3]	8,298	—
Other acquisition-related adjustments, net of tax[4]	16,879	—
Adjusted net earnings (non-GAAP)[5]	$157,070	$129,110

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended
	2015	2014

Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.32	$0.34
Share-based compensation expense, net of tax	0.03	0.03
Acquisition-related amortization, net of tax[2]	0.03	—
Acquisition-related deferred revenue adjustment, net of tax[3]	0.02	—
Other acquisition-related adjustments, net of tax[4]	0.05	—
Adjusted diluted earnings per share (non-GAAP)[5]	$0.45	$0.37

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended
	2015	2014

Cash flows from operating activities (GAAP)	$214,247	$155,787
Capital purchases	(82,264)	(69,661)
Capitalized software development costs	(63,067)	(44,544)
Free cash flow (non-GAAP)[6]	$68,916	$41,582

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Note 2: The Health Services acquisition-related amortization is presented net of income tax benefits of $5.1 million for the three months ended April 4, 2015.

Note 3: The Health Services acquisition-related deferred revenue adjustment is presented net of income tax benefits of $4.2 million for the three months ended April 4, 2015.

Note 4: Other acquisition-related adjustments (includes acquisition and employee separation costs) are presented net of income tax benefits of $8.5 million for the three months ended April 4, 2015.

Note 5: Cerner provides earnings with and without share-based compensation expense and acquisition-related adjustments because earnings excluding these amounts are used by management along with GAAP results to analyze its business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 6: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of April 4, 2015 (unaudited) and January 3, 2015

(In thousands)	2015	2014

Assets
Current assets:
Cash and cash equivalents	$390,335	$635,203
Short-term investments	293,827	785,663
Receivables, net	940,571	672,778
Inventory	22,553	23,789
Prepaid expenses and other	242,462	209,278
Deferred income taxes, net	21,533	22,075
Total current assets	1,911,281	2,348,786

Property and equipment, net	1,103,400	924,260
Software development costs, net	456,473	420,199
Goodwill	767,222	320,538
Intangible assets, net	741,162	126,636
Long-term investments	204,520	231,147
Other assets	168,547	158,999
Total assets	$5,352,605	$4,530,565

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$195,711	$160,285
Current installments of long-term debt and capital lease obligations	61,828	67,460
Deferred revenue	301,907	209,655
Accrued payroll and tax withholdings	182,222	140,230
Other accrued expenses	50,631	56,685
Total current liabilities	792,299	634,315

Long-term debt and capital lease obligations	564,339	62,868
Deferred income taxes and other liabilities	258,746	256,601
Deferred revenue	26,800	10,813
Total liabilities	1,642,184	964,597

Shareholders’ Equity:
Common stock	3,486	3,470
Additional paid-in capital	985,073	933,446
Retained earnings	3,029,415	2,918,481
Treasury stock	(245,333)	(245,333)
Accumulated other comprehensive loss, net	(62,220)	(44,096)
Total shareholders’ equity	3,710,421	3,565,968
Total liabilities and shareholders’ equity	$5,352,605	$4,530,565